EXHIBIT 99.1

 National Atlantic Reports First Quarter 2007 Financial Results

    First Quarter Highlights:

    --  Earnings-per-share of $0.35 (diluted)

    --  Direct written premiums rise 10.7% to $41.3 million

    --  Book value per share increases $0.38 from year-end to $13.95

    -- Low-cost BlueStar Car Insurance(SM )auto insurance product is launched

    --  Company to underwrite workers' compensation insurance

    FREEHOLD, N.J.--(BUSINESS WIRE)--May 9, 2007--National Atlantic Holdings Corporation (Nasdaq: NAHC), a provider of specialized property-casualty insurance products and related insurance services based in Freehold, N.J., today announced financial results for the first quarter ended March 31, 2007.

    Net income for the three months ended March 31, 2007 was $4.0 million or $0.35 per share (diluted) consistent with the same period in 2006. Diluted earnings per share for the three months ended March 31, 2007 were based on weighted average common shares (diluted) of 11,354,159 compared with weighted average common shares (diluted) of 11,494,925 for the three months ended March 31, 2006. Book value per share at March 31, 2007 increased $0.38 to $13.95 from $13.57 at December 31, 2006.

    Total revenue for the three months ended March 31, 2007 increased by $1.2 million, or 2.8%, to $44.4 million from $43.2 million for the three months ended March 31, 2006.

    "We have increased our policies-in-force in all lines of business due to the outstanding marketing efforts of our Partner Agents. Consistent with our objective of capturing more of our Partner Agents' existing customers, we have launched BlueStar Car Insurance(SM), our new low-cost auto insurance product, and are finalizing operations to enter the worker's compensation insurance marketplace in New Jersey," said James V. Gorman, Chairman and Chief Executive Officer.

    Premiums

    For the three months ended March 31, 2007, direct written premiums increased by $4.0 million, or 10.7%, to $41.3 million from $37.3 million in the comparable 2006 period.

    The increase was due to the increase in new business generated by our partner agents, offset by modest attrition of closed agents business. For the three months ended March 31, 2007, new business generated by our partner agents increased by $2.4 million to $8.5 million, compared with $6.1 million for the three months ended March 31, 2006.

    Net written premiums for the three months ended March 31, 2007 increased by $2.9 million, or 8.2%, to $38.1 million from $35.2 million in the comparable 2006 period. Net earned premiums for the three months ended March 31, 2007 increased by $0.8 million, or 2.1%, to $39.6 million from $38.8 million in the comparable 2006 period.

    Line of Business Data

    The table below shows our revenues in each of our lines of business for the periods indicated and the year-over-year percentage changes.

             Direct Written Premiums by Line of Business
                            (in thousands)

                                    For the three months ended March
                                                    31,

                                    ----------------------------------
                                                      Increase/ Change
Direct Written Premiums              2007     2006    (Decrease)  %
----------------------------------- -------- -------- ----------------
                                             ($ in thousands)

Private Passenger Automobile        $23,704  $25,202    ($1,498)(6.0%)
Homeowners                            6,978    4,518      2,460  54.4%
Commercial Lines                     10,602    7,612      2,990  39.3%
                                    -------- -------- ----------------
                                    $41,284  $37,332   $  3,952  10.6%
                                    -------- -------- ----------------

               Net Earned Premiums by Line of Business
                            (in thousands)

                                    For the three months ended March
                                                   31,

                                   ---------------------------- ------
                                                     Increase/  Change
Net Earned Premiums                 2007     2006    (Decrease)   %
---------------------------------- -------- -------- -----------------
                                            ($ in thousands)

Private Passenger Automobile       $25,895  $28,551    ($2,656) (9.3%)
Homeowners                           6,756    4,327      2,429   56.1%
Commercial Lines                     6,942    5,968        974   16.3%
                                   -------- -------- -----------------
                                   $39,593  $38,846   $    747    1.9%
                                   -------- -------- -----------------

    Net Investment Income

    Net investment income for the three months ended March 31, 2007 increased by $0.5 million, or 13.2%, to $4.3 million from $3.8 million in the comparable 2006 period. Our average book yield to maturity for the three months ended March 31, 2007 and 2006 was 5.43% and 5.49%, respectively.

    Loss and loss adjustment expenses incurred

    Loss and loss adjustment expenses incurred for the three months ended March 31, 2007 increased by $0.4 million, or 1.6%, to $25.5 million from $25.1 million in the comparable 2006 period. As a percentage of net earned premiums, losses and loss adjustment expenses incurred for the three months ended March 31, 2007 was 64.5% compared to 64.7% for the three months ended March 31, 2006. The ratio of net incurred losses, excluding loss adjustment expenses, to net earned premiums for the three months ended March 31, 2007 and 2006 was 57.3% and 55.9%, respectively.

    Conference Call Details

    The Company will host a conference call the morning of May 9, 2007 at 10:00 a.m. Eastern Time (ET). Following a brief presentation by management, participants will have the opportunity to ask questions.

    The conference call can be accessed by dialing 888-202-2422 (U.S. callers) or 913-981-5592 (international callers). Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call. The conference call can also be accessed via webcast through the Company's web site at www.national-atlantic.com.

    The teleconference will be recorded and a replay will be available from 1:00 p.m. ET on Wednesday, May 9, 2007 until midnight ET on Sunday, May 13, 2007. To access the replay by telephone, dial 888-203-1112 (U.S. callers) or 719-457-0820 (international callers) and specify passcode 2651496. The teleconference will also be archived on the Investor Relations section of NAHC's website at www.national-atlantic.com.

    About NAHC:

    National Atlantic Holdings Corporation (NAHC) and its subsidiaries provide property and casualty insurance and insurance-related services to individuals, families and businesses in the State of New Jersey.

    The Company's insurance products are designed to attract a broad spectrum of New Jersey residents for their private passenger automobile, homeowners, and personal excess ("umbrella") and specialty property liability coverage. For businesses, the Company offers a range of commercial insurance products, including commercial property, commercial general liability, and business auto, as well as claims administrative services to self-insured corporations.

    National Atlantic distributes its products exclusively through independent insurance agents, known as "Partner Agents," who are required to become shareholders in National Atlantic in order to represent the Company as an agent. The Company offers insurance products through its subsidiaries, Proformance Insurance Company and Mayfair Reinsurance Company, and insurance-related services through Riverview Professional Services and the National Atlantic Insurance Agency.

    Safe Harbor Statement Regarding Forward-Looking Statements

    Management believes certain statements in this press release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.

       NATIONAL ATLANTIC HOLDINGS CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                  (in thousands, except share data)

                                                March 31,   December
                                                               31,
                                               ----------- -----------


                                                  2007        2006
                                               (Unaudited) (Unaudited)
                                               ----------- -----------
Investments:
    Fixed maturities held-to-maturity (fair      $ 42,159    $ 42,168
     value at March 31, 2007 and December 31,
     2006 was $41,651 and $41,401,
     respectively)

    Fixed maturities available-for-sale           268,606     273,724
     (amortized cost at March 31, 2007 and
     December 31, 2006 was $269,925 and
     $275,810, respectively)

    Equity securities (cost at March 31, 2007         900       2,427
     and December 31, 2006 was $1,002 and
     $2,288, respectively)
    Short-term investments (cost at March 31,         453         453
     2007 and December 31, 2006, was $453 and
     $453, respectively)
                                               ----------- -----------



           Total investments                      312,118     318,772
Cash and cash equivalents                          33,426      26,288
Accrued investment income                           4,135       4,122
Premiums receivable - net                          48,136      49,976
Reinsurance recoverables and receivables           24,548      26,914
Deferred acquisition costs                         18,562      18,601
Property and equipment - net                        2,161       1,988
Other assets                                        6,102       6,169
                                               ----------- -----------

Total assets                                     $449,188    $452,830
                                               ----------- -----------

Liabilities and Stockholders' Equity:

Liabilities:
Unpaid losses and loss adjustment expenses       $185,145    $191,386
Unearned premiums                                  84,254      85,523
Accounts payable and accrued expenses               2,204       2,420
Deferred income taxes                               9,782       9,967
Income taxes payable                                2,276       3,026
Other liabilities                                  10,898       9,620
                                               ----------- -----------

              Total liabilities                   294,559     301,942
                                               ----------- -----------


Commitments and Contingencies:                          -           -
                                               ----------- -----------
Stockholders' equity:
Common Stock, no par value (50,000,000 shares      97,602      97,570
 authorized; 11,301,090 shares issued and
  11,088,083 shares outstanding as of March
   31, 2007, respectively; 11,288,190 shares
   issued and 11,121,941 shares outstanding as
   of December 31, 2006, respectively)
Retained earnings                                  60,691      56,735
Accumulated other comprehensive loss               (1,338)     (1,694)
Common stock held in treasury, at cost             (2,326)     (1,723)
 (213,007 shares and 166,249 shares held as of
 March 31, 2007 and December 31, 2006,
 respectively)
                                               ----------- -----------

           Total stockholders' equity             154,629     150,888
                                               ----------- -----------

Total liabilities and stockholders' equity       $449,188    $452,830
                                               =========== ===========

       NATIONAL ATLANTIC HOLDINGS CORPORATION AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
            (in thousands, except earnings per share data)

                                                For the three months
                                                   ended March 31,
                                               -----------------------
                                                  2007        2006
                                               (Unaudited) (Unaudited)
                                               ----------- -----------
Revenue:
  Net premiums earned                             $39,593     $38,846
  Net investment income                             4,268       3,789
  Net realized investment gains                       269         184
  Other income                                        319         372
                                               ----------- -----------

           Total revenue                           44,449      43,191
                                               ----------- -----------


Costs and Expenses:
  Loss and loss adjustment expenses incurred       25,522      25,146
  Underwriting, acquisition and insurance
   related expenses                                12,570      11,660
  Other operating and general expenses                560         418
                                               ----------- -----------

           Total costs and expenses                38,652      37,224
                                               ----------- -----------

Income before income taxes                          5,797       5,967
Provision for income taxes                          1,841       1,982
                                               ----------- -----------

Net Income                                        $ 3,956     $ 3,985
                                               =========== ===========


Net income per share Common Stock - Basic         $  0.36     $  0.36
Net income per share Common Stock - Diluted       $  0.35     $  0.35


       NATIONAL ATLANTIC HOLDINGS CORPORATION AND SUBSIDIARIES
      CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                            (in thousands)

                                                For the three months
                                                   ended March 31,
                                               -----------------------
                                                  2007        2006
                                               (Unaudited) (Unaudited)
                                               -----------------------

Net Income                                         $3,956     $ 3,985

Other comprehensive income (loss) - net of
 tax:
  Net holding gains (losses) arising during
   the period                                         492      (1,326)
  Reclassification adjustment for realized
   (gains) losses included in net income             (151)        328
  Amortization of unrealized loss recorded on
    transfer of fixed income securities to
      held-to-maturity                                 15          23
                                               ----------- -----------

           Total other comprehensive income
            (loss)                                    356        (975)
                                               ----------- -----------

Comprehensive Income                               $4,312     $ 3,010
                                               =========== ===========


                         EARNINGS PER SHARE
                     AND BOOK VALUE CALCULATIONS

                                 For the three months ended March 31,
                                --------------------------------------
                                      2007                2006
                                ------------------  ------------------
                                   (Unaudited)         (Unaudited)
Net Income applicable to common
 stockholders                         $ 3,956,230         $ 3,984,694

Weighted average common shares
 - basic                               11,117,723          11,206,920
Effect of dilutive
 securities:
Options                                   236,436             288,005
                                ------------------  ------------------

Weighted average common shares
 - diluted                             11,354,159          11,494,925
                                ------------------  ------------------

Basic Earnings Per Share              $      0.36         $      0.36
                                ------------------  ------------------

Diluted Earnings per Share            $      0.35         $      0.35
                                ------------------  ------------------


                       Book Value            Net Tangible Book Value
                   As of         As of         As of         As of
                 March 31,   December 31,    March 31,   December 31,
               ------------- ------------- ------------- -------------
                   2007          2006          2007          2006
               ------------- ------------- ------------- -------------
                (Unaudited)   (Unaudited)   (Unaudited)   (Unaudited)
Total
 Shareholders
 Equity        $154,630,661  $150,888,328  $154,630,661  $150,888,328
Less: Deferred            -             -   (18,561,668)  (18,601,390)
 Acquisition
 Cost Asset
 (DAC)
               ------------- ------------- ------------- -------------
Shareholders
 Equity - net   154,630,661   150,888,328   136,068,993   132,286,938
Total Common
 Shares
 Outstanding     11,088,083    11,121,941    11,088,083    11,121,941
               ------------- ------------- ------------- -------------

Book Value     $      13.95  $      13.57  $      12.27  $      11.89


    CONTACT: National Atlantic Holdings Corporation
             Frank J. Prudente, 732-665-1145
             Executive Vice President - Corporate Finance